UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑11(c) or Rule 14a‑12
CAPITAL SOUTHWEST CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

8333 Douglas Avenue, Suite 1100 Dallas, TX 75225 214.238.5700 www.capitalsouthwest.com

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION DATED MAY 13, 2026
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 22, 2026
To the Shareholders of Capital Southwest Corporation:
    The 2026 Annual Meeting of Shareholders of Capital Southwest Corporation (“Capital Southwest”) will be held on July 22, 2026, at 9:00 a.m., Central Time (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format setting only. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CSWC2026 and entering your control number on your proxy card or voting instruction form. The purpose of the Annual Meeting is for our shareholders to consider and vote to:
1.Elect six directors to serve until the 2027 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
2.Approve, on an advisory basis, the compensation of our named executive officers;
3.Approve, on an advisory basis, the frequency of the advisory vote on executive compensation;
4.Approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock (the "Charter Amendment");
5.Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027;
6.Approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Charter Amendment; and
7.Transact such other business as may properly come before the Annual Meeting.

    Capital Southwest's board of directors recommends you vote “FOR” each of Proposals 1, 2, 4, 5, and 6, and "ONE YEAR" for Proposal 3.
    Shareholders of record at the close of business on [ ], 2026 are entitled to receive notice and to vote at the Annual Meeting.
    Your vote is very important. Accordingly, please vote or authorize a proxy to vote, whether or not you plan to participate in the Annual Meeting. You may vote or authorize your proxy to vote by (1) mail by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope we have provided; (2) Internet at www.proxyvote.com; (3) phone by calling 1‑800‑690‑6903; or (4) participating in the Annual Meeting and voting your shares at the Annual Meeting.
    If you hold your shares through a broker, bank or other nominee and you want to participate in and vote at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. If you plan to participate in the Annual Meeting to vote and are a “shareholder of record” (i.e., you hold shares directly with Capital Southwest or with our transfer agent, Equiniti Trust Company, LLC), no further action is required.
Capital Southwest has elected to provide access to its proxy materials to its shareholders over the Internet under the Securities and Exchange Commission’s (the “SEC”) “notice and access” rules. On or about [ ], 2026, the Company is mailing to its shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and Annual Report on Form 10-K for the year ended March 31, 2026 (the “Annual Report”). The Notice of Internet Availability of Proxy Materials also contains instructions on how you may request from us, free of charge, hard copies of the proxy statement and the Annual Report. Capital Southwest believes that providing its proxy materials over the Internet will expedite shareholders' receipt of proxy materials, lower the costs associated with the Annual Meeting and conserve resources. Thank you for your support of Capital Southwest Corporation.

By Order of the Board of Directors

Michael S. Sarner
President and Chief Executive Officer
[ ], 2026
Dallas, Texas
    IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JULY 22, 2026.

    The Notice of Annual Meeting, this Proxy Statement and the Annual Report are available online at www.proxyvote.com. This Proxy Statement and the Annual Report can also be found on our website www.capitalsouthwest.com under the “SEC Filings” tab or on the SEC’s website at www.sec.gov.
    The following information applicable to the Annual Meeting may be found in this Proxy Statement and accompanying proxy card:
•The date and time of the Annual Meeting and instructions on how to participate in the Annual Meeting via live webcast;
•A list of the matters intended to be acted on and our recommendations regarding those matters; and
•Any control/identification numbers that you need to access your proxy card.
If you have any questions about the Annual Meeting or other information related to the proxy solicitation, you may contact Broadridge, the Company's proxy solicitor, at the address and telephone number listed below.
Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717
Call Toll Free: 866-687-4509

PROXY STATEMENT
2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 22, 2026

GENERAL INFORMATION
    We are furnishing you this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Capital Southwest Corporation, a Texas corporation (the “Company,” “Capital Southwest,” “we,” “us,” or “our”). This Proxy Statement addresses the items of business for the 2026 Annual Meeting of Shareholders of Capital Southwest (the “Annual Meeting”) to be held on July 22, 2026 or any postponement or adjournment thereof. We will hold the Annual Meeting at 9:00 a.m. Central Time. The Annual Meeting will be held in a virtual meeting format setting only. You can participate in the Annual Meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/CSWC2026. You will be able to vote by following the instructions on the enclosed proxy card. The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 (the “Annual Report”), the proxy card and any accompanying proxy materials, and how to vote or authorize a proxy are being mailed to shareholders on or about [ ], 2026.

    We encourage you to vote your shares by participating in the Annual Meeting, by telephone, through the Internet, or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the enclosed proxy card, or authorize your proxy by telephone or through the Internet, and the Company receives your vote in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR each of the proposals in accordance with the recommendation of the Board.
PROPOSALS TO BE VOTED ON
    At the Annual Meeting, you will be asked to vote on the following four proposals:
•Proposal 1: Elect six directors to serve until the 2027 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
•Proposal 2: Approve, on an advisory basis, the compensation of our named executive officers (“NEOs”);
•Proposal 3: Approve, on an advisory basis, the frequency of the advisory vote on executive compensation;
•Proposal 4: Approve an amendment to our Amended and Restated Articles of Incorporation (the "Charter") to increase the number of authorized shares of common stock (the "Charter Amendment"); and
•Proposal 5:    Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.
•Proposal 6: Approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Charter Amendment (the "Adjournment Proposal").
    Our Board recommends that you vote FOR Proposal 1, Proposal 2, Proposal 3, Proposal 4, Proposal 5, and Proposal 6.
VOTING INFORMATION
Record Date and Who May Vote
    Our Board designated the close of business on [ ], 2026 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting. As of the Record Date, we had [ ] shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each matter that is voted on at the Annual Meeting.

    If you are a “shareholder of record” (i.e., you hold shares directly with Capital Southwest or with our transfer agent, Equiniti Trust Company, LLC) as of the Record Date, you may vote your shares by (1) participating in the Annual Meeting and voting your shares, (2) submitting a completed, signed, and dated proxy card, or (3) voting through the Internet or by telephone. Specific instructions to be followed by shareholders of record interested in voting via the Internet or by telephone are shown on the enclosed proxy card and the Notice of Internet Availability of Proxy Materials.
    If your shares are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with the enclosed voting instruction form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of common stock on your behalf without your instructions. A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal. Brokers, banks and other nominees will not have discretionary authority to vote on the proposals with respect to the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), and the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 3); however, brokers, banks and other nominees will have discretionary authority to vote on the proposals to approve the Charter Amendment (Proposal 4), to ratify the appointment of RSM US LLP (Proposal 5), and to approve the Adjournment Proposal (Proposal 6). Shareholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein.
    If you hold shares of common stock through a broker, bank or other nominee and you want to participate and vote at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting. Depending upon your broker or custodian, you may be able to vote either by telephone or through the Internet.  Please refer to the enclosed instruction form or the Notice of Internet Availability of Proxy Materials for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed proxy card.
Voting by Internet, by Phone, by Mail or at the Annual Meeting via Live Webcast
    If your shares are held directly in your name, you may vote or authorize a proxy to vote using any of the following methods:
•By Internet: Go to www.proxyvote.com and use the Internet to transmit your voting instructions by electronic delivery of information until 11:59 p.m. Eastern Time on July 21, 2026. Have your proxy card in hand when you access the website and follow the instructions.
•By Phone: Call 1‑800‑690‑6903 on any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on July 21, 2026. Have your proxy card in hand when you call and follow the instructions.
•By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions.
•By Live Webcast: You may vote shares held directly in your name at the Annual Meeting. If you want to vote shares that you hold in “street name” at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee.
    If you sign, date and return your proxy card but do not make any selection on the proxy card, in accordance with the recommendations of the Board, the proxy holders named on your proxy card will vote your shares FOR the proposals to: (1) elect each of the director nominees, (2) approve, on an advisory basis, the compensation of our NEOs, (3) approve, on an advisory basis, a term of one year for the frequency of the stockholder advisory vote on the compensation of our NEOs, (4) approve the Charter Amendment, (5) ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027, and (6) approve the Adjournment Proposal.

    If your shares are held in street name, these proxy materials are being forwarded to you by your account holder, along with voting instructions. As the beneficial owner, you have the right to direct your account holder how to vote your shares, and the account holder is required to vote your shares in accordance with your instructions. In addition, as the beneficial owner of shares, you are entitled to participate in the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the account holder of your shares.

    You may receive more than one proxy statement and proxy card or voting instructions form if your shares are held through more than one account (e.g., through different account holders). Each proxy card or voting instructions form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you must provide voting instructions as to all your accounts to vote all your shares.
Confidentiality
    Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the votes have access to your proxy card.
Revocability of Proxies

If you are a “shareholder of record,” you may revoke a proxy or change your vote at any time before the Annual Meeting by any of the following methods:

•sending a written revocation to our Secretary at our principal executive office;
•authorizing your proxy through the Internet or by telephone;
•executing and submitting a later-dated proxy card; or
•voting at the Annual Meeting.

    Unless you participate in the Annual Meeting and vote your shares at the Annual Meeting, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the Annual Meeting will be able to verify your latest vote.

    For shares held in street name, you should follow the instructions in the voting instructions form provided by the account holder to change your vote. If you want to change your vote as to shares held in street name by voting at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting.

Quorum and Adjournment
    The Annual Meeting will be held only if a quorum is present. The presence at the Annual Meeting, present or by proxy, of holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and “broker non-votes” will be treated as shares present for determining whether a quorum is established. A “broker non-vote” with respect to a matter occurs when a broker, bank or other nominee holding shares in on behalf of a beneficial owner has not received voting instructions from the beneficial owner on a particular proposal and does not have discretionary authority to vote the shares on such proposal.
    If a quorum is not present at the Annual Meeting, the shareholders who are represented may adjourn the Annual Meeting until a quorum is present. Such adjournment will be permitted if approved by the holders of a majority of the shares represented via live webcast or by proxy at the Annual Meeting, whether or not a quorum is present. Abstentions and “broker non-votes” will not be counted as votes cast on such adjournment and will have no effect on the adjournment vote.
Vote Required; How Votes Are Counted
    All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative votes, negative votes and abstentions. Shareholders may not cumulate their votes on any proposals.

Assuming a quorum is present at the Annual Meeting, the following votes are required to approve each proposal:

Proposal	Vote Required
Proposal One: Election of Directors	The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required for the approval of this proposal. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
Proposal Two: Advisory Vote on the Compensation of our NEOs
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve, on an advisory basis, the compensation of our NEOs. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome. While your vote is advisory and therefore not binding on us, it will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will take into consideration when making future decisions regarding executive compensation.

Proposal Three: Advisory Vote on the Frequency of Stockholder Advisory Vote on Compensation of NEOs	The period (every one year, two years or three years) receiving the greatest number of votes as set forth in this proposal will be deemed the preferred frequency for the advisory vote on executive compensation that has been selected by our shareholders on an advisory basis. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
Proposal Four: Approval of the Charter Amendment	The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal. Because the vote on the proposal is based on the total number of shares outstanding, abstentions will have the same effect as voting “against” the proposal. Because brokers will have discretionary authority to vote for this proposal in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.
Proposal Five: Ratification of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for fiscal year ending March 31, 2027. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.
Proposal Six: Approval of Adjournment Proposal	The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for this proposal in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.

We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a shareholder vote that comes before the Annual Meeting.
Information regarding this Solicitation
    The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet, and the cost of mailing the Notice of Internet Availability of Proxy Materials and any requested proxy materials to shareholders. In addition, our executive officers and employees may solicit your proxy by telephone or by facsimile transmission, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this Proxy Statement to you and obtain your voting instructions, for which the Company will reimburse them for reasonable out-of-pocket expenses. Our principal executive office is located at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225.
The Company has retained Broadridge to assist in the solicitation of proxies at an anticipated cost of $200,000, plus reimbursement of certain expenses and fees for additional services requested.
Notice of Internet Availability of Proxy Materials
In accordance with regulations promulgated by the Securities and Exchange Commission (the “SEC”), the Company has made this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the Annual Report available to shareholders on the Internet. Shareholders may (i) access and review the Company's proxy materials and (ii) authorize their proxies, as described in “Voting by Internet, by Phone, by Mail or at the Annual Meeting via Live Webcast” above. While the Company encourages shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of the Annual Meeting and the cost associated with the physical printing and mailing of materials, shareholders may request a printed set of proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how you can elect to receive a printed copy of the Proxy Statement and the Annual Report.
Questions
If you have any questions about the Annual Meeting or other information related to the proxy solicitation, you may contact Broadridge, the Company's proxy solicitor, at the address and telephone number listed below.
Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717
Call Toll Free: 866-687-4509

PROPOSAL ONE: ELECTION OF DIRECTORS
    At the Annual Meeting, six directors will be elected to serve one-year terms expiring at the 2027 Annual Meeting of Shareholders. Christine S. Battist, David R. Brooks, Jack D. Furst, Ramona L. Rogers-Windsor, William R. Thomas, and Michael S. Sarner are currently directors and each has been nominated to continue to serve as a director of the Board. The director nominees were selected by the Nominating/Corporate Governance Committee of the Board (the “NCG Committee”) and approved by the Board for submission to the shareholders. Each director nominee has consented to being named in this Proxy Statement and to serving as a director if elected at the Annual Meeting. Accordingly, the Board has no reason to believe that the director nominees will be unable or unwilling to serve.
Board Composition
    The NCG Committee seeks directors with established, strong professional reputations and experience in areas relevant to our investment strategy. Each of the director nominees holds or has held senior executive positions in large, complex organizations and has experience that meets this objective. In these positions, each of the director nominees has also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Each of our director nominees also has experience serving on or advising boards of directors and board committees of other organizations and has an understanding of corporate governance practices and trends.
    The NCG Committee also believes that each of the director nominees has other key attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to serve on the Board and its committees. The NCG Committee takes into account diversity considerations in determining the director nominees and planning for director succession and believes that, as a group, the director nominees bring a diverse range of perspectives to the Board’s deliberations.
    In addition to the above, the NCG Committee also considered the specific experiences described in the biographical information below in determining to recommend to the Board to approve the nominations of the director nominees for election at the Annual Meeting.
Director Qualifications
    The NCG Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, the consideration of business experience and knowledge, reputation and character, issues of diversity, relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience, willingness and ability to devote the time and effort required to effectively serve on the Board and relevant legal and regulatory qualifications. The NCG Committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time.
    The Board recognizes that its members benefit from service on the boards of other companies. While we encourage that service, we also believe it is critical that directors have the ability to dedicate sufficient time to their service on our Board.
Information about the Director Nominees
    For each director nominee, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below. The business address of each director nominee is 8333 Douglas Avenue, Suite 1100, Texas 75225. There are currently no family relationships among any director, nominee, or executive officer.

Name and Age	Position Held with Company	Year First Elected or Appointed	Principal Occupation
Independent Directors
David R. Brooks (67)	Chairman of the Board	2014	Former Chairman and Chief Executive Officer of Independent Bank Group, Inc.
Christine S. Battist (57)	Director	2018	Former Chief Financial Officer of Avison Young
Jack D. Furst (67)	Director	2014	Founder of Oak Stream Investors
Ramona L. Rogers-Windsor (65)	Director	2021	Former Managing Director and Portfolio Manager of Northwestern Mutual
William R. Thomas (55)	Director	2014	President of Thomas Heritage Foundation
Interested Director
Michael S. Sarner (53)	Director, President and Chief Executive Officer	2025	President and Chief Executive Officer of Capital Southwest Corporation

Director Nominee Biographies
Independent Directors
The Board has determined that Mses. Battist and Rogers-Windsor and Messrs. Brooks, Furst, and Thomas are “independent” as defined by the Nasdaq Stock Market Rules and are not “interested persons” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company.
David R. Brooks will be the Chairman of the Board of Capital Southwest following the Annual Meeting, subject to his re-election. Mr. Brooks is a director at SouthState Corporation (NYSE: SSB), a publicly traded bank holding company with approximately $65 billion in assets. Mr. Brooks previously served as the Chairman of the Board, Chief Executive Officer, and a director of Independent Bank Group, Inc. (Nasdaq: IBTX), a publicly traded bank holding company. Mr. Brooks also previously served on the board of managers of Noel-Levitz, LLC, a large national higher education consulting company, and on the board of trustees of Houston Baptist University. Mr. Brooks has over 40 years of experience in the financial services industry and previously served as the Chief Financial Officer at Baylor University. Mr. Brooks holds Bachelor and Master degrees in Business Administration from Baylor University. Capital Southwest benefits from Mr. Brooks’ extensive experience in overseeing the operations and growth of a bank holding company, his executive expertise in public and private companies, his significant experience as a director of public and private companies, and his expertise in financial matters.
Christine S. Battist is a financial executive with over 30 years of experience in public and private companies. Ms. Battist has established financial infrastructure and driven transformational growth through IPOs, mergers and acquisitions and other capital market transactions. In addition, she led investor relations efforts and established internal audit functions. Ms. Battist currently serves on the board of directors of Highland Bank since March 2025. Ms. Battist previously served as an independent director of Bolt Project Holdings Inc. (Nasdaq: BSLK) from February 2025 to March 2026. From 2018 to 2023, Ms. Battist served as Chief Financial Officer at Avison Young, a private commercial real estate services firm. Before that, she was Chief Financial Officer and Treasurer at Silver Bay Realty Trust Corp. (NYSE: SBY), a publicly traded real estate investment trust, from 2012 to 2016. Earlier in her career, she was Managing Director at Two Harbors Investment Corp. (NYSE: TWO), a public real estate investment trust specializing in residential mortgage-backed securities, from 2011 to 2012. Ms. Battist also held various financial leadership roles at The Mosaic Company (NYSE: MOS), a Fortune 500 agribusiness company, from 2005 to 2011. Ms. Battist holds a Bachelor of Business Administration in Accounting from St. Norbert College and is a Certified Public Accountant in Texas (inactive). Capital Southwest benefits from Ms. Battist’s extensive experience and track record of managing accounting, finance, and investor relations affairs for public and private companies. In addition, Capital Southwest will benefit from Ms. Battist’s qualification as an “audit committee financial expert” as defined under Item 407 of Regulation S-K.

Jack D. Furst is the founder of Oak Stream Investors, a private investment firm he started in 2008. Mr. Furst has over 40 years of experience in leveraged acquisitions and private investments. He joined HM Capital Partners LLC, a private equity firm, in 1989, the year it was formed (as Hicks, Muse, Tate & Furst, Inc.). Until 2008, he was a partner in HM Capital and was involved in all aspects of the firm’s business, including originating, structuring and monitoring HM Capital’s investments. Prior to joining HM Capital, Mr. Furst served as a Vice President and subsequently a partner of Hicks & Haas from 1987 to 1989. From 1984 to 1986, Mr. Furst was a mergers and acquisitions/corporate finance specialist for The First Boston Corporation in

New York. Before joining First Boston, Mr. Furst was a Financial Consultant at PricewaterhouseCoopers. In addition to Capital Southwest, Mr. Furst has served on the board of directors of Drilling Tools International, an oilfield services company that manufactures and rents downhole drilling tools, since 2012, including serving as chair of the Audit Committee. Mr. Furst received his Bachelor of Science degree with honors from the College of Business Administration at Arizona State University and his Masters of Business Administration degree with honors from the Graduate School of Business at The University of Texas at Austin. Capital Southwest benefits from Mr. Furst’s senior executive and extensive private equity experience and his significant experience as a director of public and private companies.
Ramona Rogers-Windsor is a senior finance executive with over 38 years of experience across multiple segments of the financial services industry including global investment management, public accounting audit, life insurance financial risk underwriting and retail brokerage. Ms. Rogers-Windsor spent 23 years in investment management with Northwestern Mutual, most recently as Managing Director and Portfolio Manager from 2012-2019. Prior to her role in asset management, from 1990 through 1996, Ms. Rogers-Windsor developed financial underwriting standards for life and disability insurance and consulted on large cases for Northwestern Mutual, culminating in her role as Underwriting Standards Financial Officer. Ramona’s early career was with Robert W. Baird & Co., a Northwestern Mutual subsidiary, in trading and sales and at Arthur Andersen, LLP as an auditor. Ms. Rogers-Windsor has served as an independent director for Cohen & Steers Funds since March 2021, and as a Board Trustee for Thomas Jefferson University in Philadelphia from December 2020 to July 2025 and as an independent director for its insurance subsidiaries, Partner's Insurance and Partner's Insurance Company NJ since January 2023 and January 2024, respectively. Her past non-profit board experience includes Milwaukee Film from 2016 through 2019, The Girl Scouts of Milwaukee from 1987 through 1991, and University School of Milwaukee from 2004 through 2010. Ms. Rogers-Windsor holds a Bachelor of Science in Accounting from Marquette University, a U.S. CPA license (inactive) and is a CFA Charterholder. Capital Southwest benefits from Ms. Rogers-Windsor's senior finance executive experience across multiple segments of the financial services industry and her significant portfolio management experience.
William R. Thomas is an independent board director and private equity investor with 20 years of corporate governance and investment management experience. Mr. Thomas has served as a director of Capital Southwest since 2014. He previously served as a director of Encore Wire Corporation (Nasdaq: WIRE) from 2007 through its $4.2 billion acquisition by Prysmian Group in 2024. Mr. Thomas has served on the boards of two publicly traded companies, eleven private companies, and four nonprofits. Mr. Thomas served at Capital Southwest from 2006 to 2012, advancing from Investment Associate to Vice President. He made, enhanced and monetized investments, served on multiple portfolio company boards, and oversaw valuation and regulatory compliance. From 2004 to 2006, he earned his M.B.A. from Harvard Business School, consulting for private equity clients at Investor Group Services. From 1993 through 2004, he served in the U.S. Air Force as a pilot of multiple aircraft and a leader in areas of training, safety, acquisitions, logistics, and combat operations, achieving the rank of Major. Mr. Thomas founded and leads a national angel investment network and has served as Chairman and CEO of Marketplace Chaplains, a national chaplaincy organization serving over 1,000 companies. He has been recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow and graduated from the United States Air Force Academy. Capital Southwest benefits from Mr. Thomas’ deep understanding of the Company's investment strategy and operations, his extensive board governance experience, his private equity expertise and his perspective as a significant shareholder.
Interested Director
The Board has determined that Mr. Sarner is an “interested person” of the Company as defined in the 1940 Act due to his position as an officer of the Company.
Michael S. Sarner has served as President and Chief Executive Officer and a director of the Board since February 2025. Mr. Sarner joined Capital Southwest in July 2015 as a Senior Vice President. He previously served as our Chief Financial Officer, Chief Compliance Officer, and Secretary from October 2015 through February 2025, and as our Treasurer from October 2015 through April 2024. Prior to joining Capital Southwest, from 2000 to 2015, Mr. Sarner was the Senior Vice President, Treasury at American Capital, Ltd., a publicly traded BDC and global asset manager. Mr. Sarner was responsible for capital raising, debt capital markets, corporate restructurings, financial planning, corporate development of strategic initiatives, and system implementations of budget and treasury solutions. During the course of his career, he has raised over $6 billion in debt capital in term securitizations, secured revolving lines of credit, unsecured notes, and term loans to support middle market platforms. Mr. Sarner has also led both corporate and debt restructurings, serving as both the strategic lead internally and the external liaison to over 20 financial institutions involved in the negotiations. Prior to joining American Capital, Mr. Sarner served in various roles in the accounting and finance fields performing and managing due diligence, raising debt and equity capital, and performing audits in public accounting. Mr. Sarner holds a Bachelor of Business Administration in Accounting from James Madison University and a Masters of Business Administration in Finance from George Washington University. Mr. Sarner holds an inactive Certified Public Accountant License in the Commonwealth of Virginia.

Vote Required
    The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented by proxy at the Annual Meeting is required for the election of directors. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.
THE BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROPOSAL.
    If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR each of the director nominees in accordance with the recommendation of the Board.

GOVERNANCE OF THE COMPANY
Compensation Governance Highlights
        Compensation Recoupment Policy
    Our Board adopted a Compensation Recoupment Policy that applies to awards of “incentive-based compensation”, if any, received on or after October 2, 2023, by executive officers of the Company.  For more information regarding our Compensation Recoupment Policy, see “Compensation Discussion and Analysis—Compensation Recoupment Policy” in this Proxy Statement.
        Executive Stock Ownership and Holding Policy
    Our Board adopted a Stock Ownership and Holding Policy, effective April 25, 2018, that requires our Chief Executive Officer to own common stock equal to four times his annual base salary, the Chief Financial Officer to own common stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their annual base salaries. For more information about our Stock Ownership and Holding Policy, see “Compensation Discussion and Analysis—Stock Ownership and Holding Policy” in this Proxy Statement.
        Maximum Annual Incentive Opportunity
    Our Board adopted a maximum limit on the annual cash incentive compensation that can be paid beginning with the fiscal year ended March 31, 2019 to our NEOs of two times their target annual incentive opportunity, which became effective April 25, 2018.
Director Governance Highlights
Voting Standard for Election of Directors Changed from Plurality Standard to Majority of Votes Cast Standard
    To provide shareholders a meaningful role in director elections, our Board determined that the Company’s director election voting standard should be changed from a plurality voting standard to a majority of votes cast standard. In connection therewith, on April 24, 2019, our Board adopted an amendment to our bylaws to change from a plurality standard to a majority of votes cast standard for the election of directors.
        Director Retirement Policy
    Our Board has adopted the Director Retirement Policy that provides that no person may be nominated to stand for election or re-election to the Board as a non-employee director if the election would take place after such person has reached age 80. The Director Retirement Policy provides that each non-employee director that reaches age 80 must deliver a letter of resignation to be effective at the next annual meeting of shareholders following such delivery.
        Non-Employee Director Stock Ownership Requirement
    Our NCG Committee has adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders. The stock ownership requirement initially provided that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer. On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer. The Board acknowledges that the stock ownership requirement allows new directors a reasonable amount of time to comply.
Board Leadership and Corporate Governance
    Our business and affairs are managed under the direction of the Board. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. During fiscal year 2026, the Company conducted a 360-performance review of the Company's investment professionals that took into account alignment with our values and corporate governance. Additionally, through our annual performance review process, all of our employees are evaluated by supervisors and our senior management team to ensure employees continue to develop and advance as expected. The Board understands that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Accordingly, the Board seeks to fulfill its responsibilities by continually seeking the appropriate board leadership and corporate governance for Capital Southwest.
    Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Nonetheless, the Board believes that the separation of the offices is in the best interests of the Company at this time and is an integral part of good corporate governance and the succession planning process.
    No single leadership model is right for all companies at all times. Our Board recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, our Board periodically reviews its leadership structure as part of its annual self-assessment process.
    The Board appoints the members of the Audit Committee, the Compensation Committee and the NCG Committee. Each of these committees has a written charter approved by the Board. These committee charters are available on our website at www.capitalsouthwest.com/governance.
The current members of the committees are identified in the following table.

Current Board Committees
Director	Audit	Compensation	Nominating/ Corporate Governance
Christine S. Battist	Chair	X	X
David R. Brooks	X	X	X
Jack D. Furst	X	Chair	X
Ramona L. Rogers-Windsor	X	X	X
William R. Thomas	X	X	Chair

Board Independence and Meetings
    During our fiscal year ended March 31, 2026, the Board held five meetings and took actions by unanimous written consent. In fiscal year ended March 31, 2026, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he or she served. We encourage our directors to attend each annual meeting of our shareholders. A majority of the directors who were serving at the time of our 2025 annual meeting of shareholders attended that meeting.
Independence
    The Board has six directors. The Board has determined that each of our independent directors (Messrs. Brooks, Furst, and Thomas, and Mses. Battist and Rogers-Windsor) are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Company and are "independent" under the Nasdaq Stock Market Rules (the "independent directors"). This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. As a result, the Board has a majority of independent directors as required by the 1940 Act and the Nasdaq Stock Market Rules. We monitor the relationships of our directors and officers through a questionnaire that each director and officer completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

    Executive Sessions
    Our independent directors have regularly scheduled executive sessions in which they meet without the presence of management or our interested director. These executive sessions occur after each regularly scheduled meeting of the Board.
Board Committees
    Audit Committee
    The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The responsibilities of the Audit Committee include:
•engaging the Company’s independent registered public accounting firm and conducting an annual review of the qualifications, performance and independence of such independent registered public accounting firm;
•pre-approving and approving all audit and non-audit engagements with the Company’s independent registered public accounting firm;
•reviewing the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm, including disclosures regarding internal controls;
•reviewing with the independent registered public accounting firm the scope and the planning of the annual audit;
•reviewing and discussing with management the results of the audit of the independent registered public accounting firm;
•discussing risk assessment and corporate policies with respect to financial reporting and valuation of our investments and the Company’s financial risk exposure;
•approving related party transactions exceeding $50,000 in aggregate value;
•overseeing investigations into complaints concerning accounting, internal accounting controls and auditing matters;
•reviewing the adequacy of the Audit Committee charter on an annual basis; and
•preparing the Audit Committee report to be included in our annual proxy statement.

    During the fiscal year ended March 31, 2026, the Audit Committee met five times. The Board has determined that each member of the Audit Committee is an independent director. The Board has also determined that each of the Audit Committee members is financially literate and the Board has determined that each of Christine S. Battist, David R. Brooks, Jack D. Furst, and Ramona L. Rogers-Windsor is an “audit committee financial expert” as defined under Item 407 of Regulation S-K. In discharging its oversight role, the Audit Committee has authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of Capital Southwest and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Nominating/Corporate Governance Committee

    The responsibilities of the NCG Committee include:

•establishing criteria for selection of potential directors, taking into consideration an established set of desired attributes, and periodically assessing the criteria to ensure they are consistent with best practices and the goals of the Company;
•reviewing the qualifications, performance and independence of Board members pursuant to criteria and procedures established by the NCG Committee and making recommendations whether each director should stand for re-election when his or her term expires;
•reviewing annually with the Board the composition of the Board as a whole and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skill, expertise and diversity desired for the Board and so that the Board meets Nasdaq Stock Market Rules and/or any other regulatory requirements;
•identifying individuals qualified to become members of our Board consistent with the criteria approved by the Board in our Corporate Governance Guidelines and recommending to the Board a slate of director nominees for each annual meeting of our shareholders;
•considering and evaluating shareholder nominees for election to the Board;
•recommending to the Board the removal of a director where appropriate;
•establishing criteria for membership on the Board committees and making recommendations to the Board for appointments to and removal from the committees;
•reviewing and re-examining the NCG Committee Charter periodically and making recommendations to the Board with respect to any proposed changes;
•reviewing annually its own performance against the responsibilities outlined in its charter and as otherwise established by the Board;
•reviewing, at least once annually, the Company’s Compliance Manual and related policies adopted by the Board to ensure that they are appropriate for us and comply with the requirements of the Nasdaq Stock Market Rules and/or any other regulatory requirements, recommending to the Board any desirable changes to the Code of Conduct and Ethics, considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the Board related to any such issues;
•overseeing and establishing appropriate procedures for the annual evaluation of the Board and management; and
•developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, reviewing them annually and, if appropriate, recommending changes to the corporate governance guidelines to the Board.

    Qualifications for Director Nominees. In considering director nominees, the NCG Committee considers a number of factors, including the following:

•significant experience that is relevant and beneficial to the Board and Capital Southwest;
•the ability and willingness to make sufficient time commitments to our affairs in order to perform their duties as directors, including regular attendance at Board and committee meetings;
•consistent demonstration of strong character and integrity;
•the ability and willingness to represent the best interests of our shareholders; and
•whether the nominee is “independent” as defined by the Nasdaq Stock Market Rules, not an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act and/or any other regulatory requirements and the Company’s corporate governance guidelines.

    During the fiscal year ended March 31, 2026, the NCG Committee met four times. The Board has determined that each member of the NCG Committee is an independent director.
    Consideration of Director Nominees of Shareholders. The NCG Committee will consider nominees for directors whose names are submitted in writing by a holder of our common stock. Nominations must be addressed to Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Chairman of the NCG Committee, indicating the nominee’s qualification, and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements in our bylaws.
    The NCG Committee will evaluate director nominees recommended by a shareholder, current Board member or other person according to the same criteria as a nominee identified by the NCG Committee.

Compensation Committee

    The Compensation Committee has the sole authority and responsibility for establishing, administering and reviewing the Company’s policies, programs and procedures for compensating our executive officers and members of the Board. The functions and responsibilities of the Compensation Committee include:
•reviewing, at least annually, the goals and objectives and the structure of Capital Southwest’s plans for executive compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement plans);
•making recommendations to the Board with respect to any new equity or other incentive compensation plans or any changes in the objectives and structure of existing plans;
•reviewing and evaluating annually the performance of the Company’s executive officers, in light of the goals and objectives of Capital Southwest’s executive compensation plans, and determining executive compensation;
•overseeing, in consultation with the Chief Executive Officer, the annual evaluation of other executive officers and other employees;
•recommending grants of equity-based compensation awards to eligible employees;
•meeting with management to review and discuss the Compensation Discussion and Analysis included in this Proxy Statement;
•overseeing Capital Southwest’s submissions to shareholders on executive compensation matters;
•reviewing and reassessing the adequacy of our Clawback Policy and our Stock Ownership and Holding Policy; and
•reviewing and reassessing annually the adequacy of the Compensation Committee Charter and recommending any changes to the Board.

    During the fiscal year ended March 31, 2026, the Compensation Committee met three times and took action by unanimous written consent. The Board has determined that each member of the Compensation Committee (a) is an independent director, and (b) is a “non-employee director” as that term is defined under Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Compensation Committee may retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.
Compensation Committee Interlocks and Insider Participation
    During the fiscal year ended March 31, 2026, no member of the Compensation Committee was an officer or employee of our Company or any of our subsidiaries. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, no Compensation Committee interlocking relationship, as set forth under Item 407(e) of Regulation S-K, existed during the fiscal year ended March 31, 2026 between any member of the Board, the Compensation Committee or our executive officers.
Board and Committee Evaluations
    Our Corporate Governance Guidelines require the Board and each committee of the Board to conduct an annual self-evaluation to assess whether the Board and each committee is functioning effectively. The review focuses on the performance of the entire Board and each committee. In connection with each annual performance evaluation, the Company’s counsel separately surveys each director or committee member regarding an assessment of the Board’s or the committee’s performance, as applicable. The Board also reviews the NCG Committee’s recommendations concerning the performance and effectiveness of the Board and each of its committees. The NCG Committee also will review the individual performance of a director as circumstances warrant.
    Our bylaws provide that the Board may increase or decrease the number of directors by resolution of the Board, provided that the tenure of office of any incumbent director will not be affected by any decrease in the number of directors. Our bylaws also provide that any vacancy may be filled either by a majority of the remaining directors or by our shareholders at an annual meeting or a special meeting called for that purpose. Any director elected to fill a vacancy will hold office until the next annual election of directors and until their respective successor is elected and qualified.
Corporate Governance Guidelines, the Codes of Ethics and the Code of Conduct
    The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover a variety of topics, including the role of our Board, Board selection and composition, Board compensation, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions, stock ownership guidelines, and director retirement policy.

The NCG Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and reporting and recommending to the Board any changes to the guidelines.
    The Board also has adopted a Code of Conduct and a Code of Ethics, each of which are designed to help officers, managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with the law, share trading, conflicts of interest, fair dealing, protection of our assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. The Company has established a policy designed to prohibit our executive officers, directors, and employees from purchasing or selling shares of the Company while in possession of material nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The Code of Ethics establishes procedures that apply to our officers, directors, employees and access persons with respect to their personal investments and investment transactions. The Code of Ethics generally does not permit investments by officers, directors, employees and access persons in securities that may be purchased or held by us.
    In addition, under the Code of Ethics, no employee of the Company, including our executive officers, together with their immediate family members, may engage in any transaction involving the Company’s securities without first obtaining pre-clearance of the transaction from the Company’s Chief Compliance Officer. Moreover, our executive officers, directors, and employees are prohibited from engaging in hedging transactions with respect to the Company’s securities.
    You may obtain a copy of the Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics on our website at www.capitalsouthwest.com/governance. The Company will disclose amendments to or waivers from a required provision of the Code of Ethics on Form 8-K.
Insider Trading Policies
The Company has adopted insider trading policies and procedures governing the purchase, sale, and disposition of its securities by its officers and directors that are reasonably designed to promote compliance with insider trading laws, rules and regulations.

Risk Oversight
    The Board has an active role in overseeing management of Capital Southwest’s risk management. The Board regularly reviews information regarding Capital Southwest’s operational, financial, legal, regulatory, strategic and reputational risks, which are usually conveyed to the Board by the senior management of Capital Southwest. Because overseeing risk is an ongoing process and inherent in Capital Southwest’s strategic decisions, the Board discusses risk throughout the year during its meetings in relation to specific proposed actions. The Board delegates certain risk management oversight to the Board committees. In addition, as part of the Board's risk oversight, Ramona Rogers-Windsor, an independent director, also serves as a non-voting, observer on the Company's investment committee. While the Board oversees Capital Southwest’s overall risk management, management is responsible for the day-to-day risk management process.

The primary areas of risk oversight for which the Board and each Board committee is responsible are summarized in the chart below.

Board/Committee	Primary Areas of Risk Oversight
Board	Risks and exposures associated with strategic, financial and executive matters, including the annual operating plan and the strategic plan. The Board also has oversight over legal and regulatory exposures, cybersecurity and information systems risk, material acquisitions and divestitures.
Audit Committee	Risks and exposures associated with accounting, auditing, reporting, financial practices (including the integrity of Capital Southwest’s financial statements and related systems of internal controls), administration and financial controls, compliance with legal and regulatory requirements, including ethical business standards, the independent registered public accounting firm’s qualifications, independence and performance and the performance of the internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the performance of any non-audit services.
Compensation Committee	Risks and exposures associated with compensation, severance agreements, any succession plans and incentive and equity-based compensation plans for Capital Southwest employees and non-employee members of the Board, including with respect to compliance of compensation plans and arrangements with applicable regulations (including the exemptive order granted by the SEC), enforceability of our Compensation Recoupment Policy and compliance with our Stock Ownership and Holding Policy.
Nominating/Corporate Governance Committee	Risks and exposures related to governance of Capital Southwest and to the composition and organization of the Board including nominations and qualification criteria for membership, Board size, and Board education and evaluation.

Communication with the Board

    Shareholders and interested parties who wish to communicate with any member of the Board may do so by writing to: Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Board of Directors.
    Ms. Battist, the Chair of the Audit Committee, currently reviews all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Ms. Battist will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Ms. Battist will forward shareholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate.

DIRECTOR COMPENSATION
The independent directors receive an annual retainer of $112,000 for service as a director, and are reimbursed for actual travel expenses related to attending Board meetings. In addition, any independent director that serves as a non-voting, observer on the Company's investment committee receives an annual retainer of $20,000. The independent directors also receive an additional quarterly fee of $5,000 to acquire additional shares of common stock to ensure compliance with the stock ownership requirement for our independent directors, as applicable. The non-executive Chairman of the Board and committee chairs also receive additional annual fees as follows:

Position	Annual Fee
Non-Executive Chairman of the Board	$40,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating/Corporate Governance Committee Chair	13,000

The Capital Southwest Corporation 2021 Non-Employee Director Restricted Stock Award Plan (the "Non-Employee Director Plan") provides a means through which we may attract and retain qualified non-employee directors to enter into and remain in service on our Board. Under the Non-Employee Director Plan, at the beginning of each one-year term of service on our Board, each non-employee director receives a number of shares equivalent to approximately $50,000 based on the market value at the close of the Nasdaq Global Select Market on the date of grant. These shares are subject to forfeiture provisions that will lapse as to an entire award at the end of the one-year term.
The following table sets forth the total compensation paid to our non-employee directors for the fiscal year ended March 31, 2026.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Christine S. Battist	$152,000	$50,000	$202,000
David R. Brooks	172,000	$50,000	222,000
Jack D. Furst	147,000	$50,000	197,000
Ramona L. Rogers-Windsor	152,000	$50,000	202,000
William R. Thomas	145,000	$50,000	195,000

(1)Each director received an award of 2,193 restricted shares on August 12, 2025 under the Non-Employee Director Plan, which will vest 100% on August 12, 2026. These amounts represent the grant date fair value of the 2025 restricted share awards in accordance with FASB ASC Topic 718, Compensation — Stock Compensation ("ASC 718") based on the closing price of our common stock on the date of the grant. Pursuant to SEC rules, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be recognized by our directors upon vesting. Each director had 2,193 unvested shares of restricted stock outstanding as of March 31, 2026. Please see the discussion of the valuation of these awards in Note 9 to the audited consolidated financial statements included in the Annual Report.

In October 2015, our NCG Committee adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders. The stock ownership requirement initially provided that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer. On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer. Christine S. Battist became a director of the Company on August 2, 2018 and, as of the date of this Proxy Statement, she does not yet own shares of our common stock equal to 3.5 times her annual director retainer. The Board acknowledges that the stock ownership requirement allows new directors a reasonable amount of time to comply.

EXECUTIVE OFFICERS
The following sets forth certain information regarding the executive officers of the Company, including those who are not directors of the Company. The address for each of the Company’s executive officers is 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225.
Michael S. Sarner. See “Director Nominees Biographies” for Mr. Sarner’s biography.
Chris T. Rehberger, 42, has served as our Chief Financial Officer and Secretary since February 2025 and our Treasurer since April 2024. Before that, he served as Executive Vice President of Finance of Capital Southwest since October 2015. Prior to joining Capital Southwest, from 2006 to 2015, Mr. Rehberger was a Vice President at American Capital, Ltd., a publicly traded BDC and global asset manager, where he was responsible for all aspects of planning, corporate strategy and debt capital markets activities. Mr. Rehberger holds a Bachelor of Science in Commerce with a concentration in finance from the McIntire School, and a Masters of Business Administration from Darden School of Business, both from the University of Virginia.
Joshua S. Weinstein, 48, joined the Company as a Principal in June 2015 to support the firm’s credit-focused investment activities, was promoted to Managing Director in April 2017, Senior Managing Director in April 2021, and Chief Investment Officer in April 2024. Mr. Weinstein came to the Company from H.I.G. WhiteHorse, where he was a Principal responsible for all aspects of the investment process including sourcing, structuring, analyzing and monitoring middle market credits. Prior to H.I.G. WhiteHorse, Mr. Weinstein was a Vice President of WhiteHorse Capital Partners, L.P., a leading credit investor and manager of syndicated first and second lien loans and held analyst positions with Morgan Stanley and Citigroup. He earned a Bachelor of Arts in Economics/Mathematics from Columbia University, a MBA degree from the Marshall School of Business at the University of Southern California and holds the Chartered Financial Analyst designation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date by (1) each NEO; (2) each director and director nominee of the Company; (3) all of our directors and executive officers as a group; and (4) each person known to us to beneficially own 5% or more of our outstanding common stock. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire through the exercise of any stock option or other right within 60 days of the Record Date. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned. Percentage of ownership is based on [ ] shares of common stock outstanding as of the Record Date. The number of shares held by beneficial owners of 5% or more of our outstanding common stock are as of the date of the applicable SEC filing made by those owners (unless otherwise noted).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Independent Directors
Christine S. Battist(1)(2)	20,496	[ ]
David R. Brooks(1),(3)	40,944	[ ]
Jack D. Furst(1),(4)	86,948	[ ]
Ramona L. Rogers-Windsor(1),(5)	22,666	[ ]
William R. Thomas(1),(6)	596,283	[ ]
Interested Director
Michael S. Sarner(1),(7)	473,154	[ ]
Executive Officers
Chris T. Rehberger(1),(8)	149,151	[ ]
Joshua S. Weinstein(1),(9)	303,072	[ ]
All directors and executive officers as a group (8 persons)	1,692,714	[ ]

*Less than 1%
(1)Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225. None of the shares of Capital Southwest’s common stock owned by our directors, director nominees or executive officers are pledged as security.
(2)Mr. Brooks has sole voting and dispositive power with respect to 40,944 shares of common stock, including 2,193 unvested restricted shares.
(3)Ms. Battist beneficially owns (i) 13,215 shares of common stock directly, including 2,193 unvested restricted shares, and (ii) 7,281 shares of common stock indirectly through Trust Agreement of Christine Sue Battist dated August 13, 2007.
(4)Mr. Furst holds 47,948 shares of common stock directly, including 2,193 unvested restricted shares, and 39,000 shares indirectly through FMAB Partners, LP, a limited partnership controlled by Mr. Furst provided that he holds 50% of the membership interest in the sole general partner of FMAB Partners, LP.
(5)Ms. Rogers-Windsor has sole voting and dispositive power with respect to 22,666 shares of common stock, including 2,193 unvested restricted shares.
(6)Mr. Thomas holds 18,344 shares of common stock directly, including 2,193 unvested restricted shares. Mr. Thomas is President and sole manager of Thomas Heritage Company, L.L.C., the sole general partner (the “General Partner”) of Thomas Heritage Partners, Ltd. (the “Partnership”). In such capacity, Mr. Thomas has sole voting and dispositive power with respect to 571,939 shares owned by the Partnership. Mr. Thomas beneficially owns 6,000 shares of Capital Southwest's common stock held by his child.
(7)Mr. Sarner has sole voting and dispositive power with respect to 473,154 shares of common stock, including 177,211 unvested restricted shares.
(8)Mr. Rehberger has sole voting and dispositive power with respect to 149,151 shares of common stock, including 76,125 unvested restricted shares.

(9)Mr. Weinstein holds 301,522 shares of common stock directly, including 145,051 unvested restricted shares. Mr. Weinstein also beneficially owns 1,550 shares of common stock held by his children.

The following table sets forth as of the Record Date, the dollar range of our equity securities that is beneficially owned by each of our directors. We are not part of a "family of investment companies," as that term is defined in the 1940 Act.

Independent Directors	Dollar Range of Equity Securities Beneficially Owned in CSWC (1)(2)(3)
Christine S. Battist	[ ]
David R. Brooks	[ ]
Jack D. Furst	[ ]
Ramona Rogers-Windsor	[ ]
William R. Thomas	[ ]

Interested Director
Michael S. Sarner	[ ]

(1)Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the 1934 Act.
(2)The dollar range of equity securities beneficially owned by our directors is based on the closing price of our common stock on Nasdaq of $[ ] per share as of the Record Date.
(3)The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

    The table below sets forth certain information as of March 31, 2026 regarding the registered shares of our common stock available for grant or granted under stock compensation plans that (1) were approved by our shareholders, and (2) were not approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Registered Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders (1)	—	$—	2,073,484
Equity compensation plans not approved by shareholders (2)	—	—	—
Total	—	$—	2,073,484
(1)Includes shares remaining under the 2021 Employee Plan and the Non-Employee Director Plan. The right to grant restricted stock awards under the 2010 Employee Plan terminated on July 18, 2021, ten years after the date that the 2010 Employee Plan was approved by the Company’s shareholders. For a description of the 2010 Employee Plan, the 2021 Employee Plan, and the Non-Employee Director Plan, please refer to Note 9 contained in our consolidated financial statements in the Annual Report.
(2)We have no equity compensation plans that were not approved by shareholders.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION
    In accordance with Section 14A of the 1934 Act, we are asking our shareholders to provide advisory approval of the compensation of our NEOs as of March 31, 2026 as described in the “Compensation Discussion and Analysis” section of this Proxy Statement. While this vote is advisory and non-binding, it will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for fiscal year ending March 31, 2027 and future periods. We currently provide our shareholders with an annual vote (on a non-binding basis) on executive compensation. The next advisory vote on executive compensation will occur at our 2027 Annual Meeting of Shareholders.
    As described further in the “Compensation Discussion and Analysis” section of this Proxy Statement, our fiscal year ended March 31, 2026 compensation structure was developed and designed to:
•attract, retain and motivate exceptional executives;
•reward past performance and provide incentives for future performance;
•align executive compensation packages with the Company’s performance; and
•align our executive officer’s long-term interests with the interests of our shareholders.

    As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Section 57(n) of the 1940 Act provides that a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan,” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Because our compensation philosophy utilizes equity compensation incentives, the Compensation Committee is not permitted to use non-discretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals (see “Compensation Discussion and Analysis—Compensation Philosophy and Overview—1940 Act Restrictions on Company Performance Based Compensation” in this Proxy Statement).

    It is the intention of the Compensation Committee that our executive officers be compensated fairly, competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns. Our corporate governance structure (including our Compensation Recoupment Policy, our Stock Ownership and Holding Policy, and independent Compensation Committee) further supports our compensation programs and align the interests of our executive officers to that of our shareholders. The table below sets forth the best practice compensation features we have adopted.

Best Practice Compensation Features
✓ What we Do		✖ What we Don't Do
✓	DO balance both short-term and long-term incentives and cap payouts for awards under our annual cash incentive program	✖	NO excessive perquisites or other benefits
✓	DO maintain rigorous stock ownership guidelines	✖	NO evergreen equity plan provisions
✓	DO maintain a compensation recoupment policy for incentive-based compensation	✖	NO guaranteed payout for cash incentive compensation
✓	DO appoint a compensation committee comprised solely of independent directors	✖	NO tax gross-ups

Vote Required

    The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve, on an advisory basis, the compensation of our NEOs. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.

    The Board recommends that shareholders approve our executive compensation program by approving the following advisory resolution:

    “RESOLVED, that the shareholders of Capital Southwest Corporation approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement relating to the fiscal year ended March 31, 2026 pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

THE BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.
    If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval of the compensation of our NEOs in accordance with the recommendation of the Board.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis, or CD&A, provides information relating to the compensation earned by our NEOs during the fiscal year ended March 31, 2026 who were:
•Michael S. Sarner, President and Chief Executive Officer (“CEO”);
•Chris T. Rehberger, Chief Financial Officer (“CFO”), Treasurer and Secretary; and
•Joshua S. Weinstein, Chief Investment Officer (“CIO”).

Compensation Philosophy and Overview

The Compensation Committee has the primary authority to establish our compensation philosophy and the actual compensation levels for the NEOs and to administer all executive compensation arrangements and policies. The compensation programs of the Company adopted by our Compensation Committee are designed with the goal of providing compensation that is fair, reasonable and competitive. These compensation programs are intended to align the compensation paid to our NEOs with both our short-term and long-term objectives and the interests of shareholders, which we believe will contribute to the achievement of long-term sustainable investment returns. The key elements of our compensation philosophy include: (1) designing compensation programs that enable us to attract and retain the best talent in the industry in which we compete; (2) aligning executive compensation packages with the Company’s performance; and (3) using long-term equity awards to align employee and shareholder interests.

The structure of the NEOs’ compensation program is designed to encourage and reward the following factors, among other things:
•sourcing and pursuing attractively priced investment opportunities in lower middle-market companies;
•building a well performing investment portfolio that generates sustainable income and capital gains that sustain and grow the Company’s distributions and net asset value per share;
•maintaining liquidity and capital flexibility to accomplish the Company’s business objectives, including the preservation of investor capital;
•attaining superior risk-adjusted returns on the Company’s investment portfolio; and
•promoting professional development and growth of individual executives, the management team and other employees.

The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Our CEO assists the Compensation Committee by providing recommendations regarding the compensation of our CFO, our CIO and other key employees based on the compensation objectives set by the Compensation Committee as well as current business conditions. The Compensation Committee exercises its discretion by modifying or accepting the CEO’s recommendations. The Compensation Committee determines our CEO’s compensation without assistance or consultation from our CEO. The CEO routinely attends a portion of the Compensation Committee meetings. However, the Compensation Committee meets in executive session without the CEO or other members of executive management from time to time.
In reviewing and deliberating over our fiscal 2026 compensation program, the Compensation Committee considered, among other things:
•the macroeconomic factors that may impact our portfolio;
•our business plan and underlying assumptions;
•the goal of maintaining alignment between our senior management and our shareholders through the use of short- and long-term incentive compensation;
•the benefits of maintaining a consistent approach to compensation and the structure of our compensation programs through business cycles;
•the anticipated performance of our compensation programs based on our business plan and current financial position; and
•information and reports prepared by proxy advisors, including Glass, Lewis & Co. and Institutional Shareholder Services Inc.

To determine the competitiveness of executive compensation levels, the Compensation Committee also reviews the compensation and benefits practices of a group of other internally managed BDCs, investment management firms, public real estate investment trusts and asset managers, and other specialty finance companies to evaluate corporate and, to the extent available, executive performance measures established to achieve total returns for shareholders. The Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other BDCs, but takes such data into account as a factor for determining the compensation of our NEOs.
Independent Compensation Consultant
During fiscal year 2026, the Compensation Committee engaged Mercer (U.S.), Inc (referred to herein as Mercer) as an independent compensation consultant to assist the Compensation Committee and to provide guidance on a variety of compensation matters relating to executive compensation for the NEOs, including, among other things, a review of our incentive compensation plans, compensation trends, and compensation planning best practices for fiscal year 2027. Mercer was hired by and reports directly to the Compensation Committee. Although Mercer may work directly with management on behalf of the Compensation Committee, any such work is under the control and supervision of the Compensation Committee. Mercer does not provide any other services to us. The Compensation Committee has also concluded that Mercer’s work raises no conflicts of interest that require disclosure under Item 407(e)(3)(iv) of Regulation S-K.
1940 Act Restrictions on Company Performance Based Compensation
As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Consistent with Section 57(n) of the 1940 Act, a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Accordingly, Capital Southwest previously has adopted and maintained equity incentive plans for its NEOs. As a result, the 1940 Act prohibits Capital Southwest from maintaining a “profit-sharing plan.”
The term “profit-sharing plan” is defined very broadly in the 1940 Act, but, in this context, is generally viewed as referring to incentive and other compensation being directly tied to a company’s overall financial performance metrics, such as net income, realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based strictly on the company’s financial performance metrics.
Due to these restrictions imposed by the 1940 Act, the Compensation Committee is not permitted to use non-discretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals. Instead, the Compensation Committee considers overall Company performance along with other factors, including individual performance criteria, and uses its discretion in determining the appropriate compensation for NEOs and other key employees. The Compensation Committee’s objective is to work within the 1940 Act regulatory framework to establish appropriate compensation levels, maintain pay-for-performance alignment and implement compensation best practices.
2025 Shareholder Advisory Vote on Executive Compensation
At our 2025 Annual Meeting of Shareholders, our shareholders approved an advisory vote with 77.3% of the votes cast in favor of our compensation philosophy, policies and procedures and the 2025 fiscal year compensation of the NEOs (the “Advisory Vote”). Subsequently, the Compensation Committee took into account the results of the Advisory Vote in determining compensation policies and decisions of the Company during the fiscal year ended March 31, 2026. The Advisory Vote indicated to the Compensation Committee that our shareholders are supportive of the Company's existing compensation program.
In all categories, we believe our compensation plan, taken as a whole, helps us attract, retain and motivate exceptional executive officers and other employees, while aligning compensation with the long-term success of the Company and the interests and concerns of our shareholders. It is the intention of the Compensation Committee that our executive officers and other employees be compensated competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns.
Elements of Executive Compensation
For the fiscal year ended March 31, 2026, the components of Capital Southwest’s compensation program for NEO’s included:

Compensation Element	Form of Compensation	Compensation Objective
Base Salary	Cash paid on a regular basis throughout the year	Provide a level of fixed income that is competitive to allow the Company to attract and retain executive talent
Annual Cash Incentive Opportunities	Cash awards paid on an annual basis	Reward NEOs who contribute to our financial performance and strategic success during the year and reward individual achievements
Long-term Equity Compensation Awards	Restricted stock awards are subject to a graded vesting over four years and are contingent on continued employment with the Company	Reward NEOs who contribute to our success through the creation of shareholder value, to provide meaningful retention incentives, to reward individual achievements and to align interests with shareholders
Other Benefits	Defined contribution plan and other employee benefit plans that are available to our general employee population	Provide competitive employee benefits and encourage employees’ retirement planning. Our NEOs participate in our defined contribution plan and other employee benefit plans on the same basis as our general employee population.
In the fiscal year ended March 31, 2026, our compensation program was comprised primarily of the following three elements: (1) base salary, (ii) annual cash bonus and (iii) long-term equity incentive compensation. The Compensation Committee does not allocate a fixed percentage of the NEO compensation packages to each of these elements. Instead, the Compensation Committee targets total compensation at levels comparable to other internally managed BDCs, investment management firms, public real estate investment trusts and asset managers, and other specialty finance companies. The long-term equity incentive compensation allows us to align a component of our compensation program over a longer-term to more closely align the interests of our NEOs with those of our shareholders. In designing our compensation program, the Compensation Committee seeks to achieve an appropriate balance among these elements to create a compensation program that incentivizes our NEOs to focus on financial and operating results in the near term and the creation of shareholder value over the long-term.
    Base Salaries
Salaries were determined by the Compensation Committee for each of the NEOs on an individual basis, taking into consideration individual contributions to overall company and individual performance, length of tenure, compensation levels for comparable positions within other internally managed BDCs and internal pay equity among similar positions within the Company. The Compensation Committee placed more emphasis on those compensation elements which are linked to long-term results.
For the fiscal year ended March 31, 2026, after consideration of the factors set forth above, the Compensation Committee determined the annual base salary of Mr. Sarner for fiscal 2026 would remain the same as fiscal 2025 at $500,000 and was $425,000 in fiscal 2024. The Compensation Committee also determined the annual base salary of Mr. Rehberger would increase to $350,000 for fiscal 2026 as compared to $300,000 in fiscal 2025. The Compensation Committee determined the annual base salary of Mr. Weinstein for fiscal 2026 would remain the same as fiscal 2025 at $450,000 and was $400,000 in fiscal 2024. The Compensation Committee believes that the base salaries of our NEOs are appropriate for each NEO as a component of his overall compensation package.
    Annual Cash Incentive Opportunities
Annual cash incentive opportunities are intended to reward individual performance as well as operating results during the year and therefore can be highly variable from year to year. The Compensation Committee established the target annual cash incentive opportunities for the NEOs at the start of the year, taking into account the potential contribution by that NEO to overall company performance and each NEO’s industry experience, relative to the market. For the fiscal year ended March 31, 2026, the Compensation Committee set the annual cash incentive target at 150% of annual base salary for Mr. Sarner as compared to 125% for each of fiscal 2025 and 2024, 125% of annual base salary for Mr. Rehberger as compared to 100% for fiscal 2025, and 125% of annual base salary for Mr. Weinstein, which is consistent with fiscal 2025 and fiscal 2024.
At the start of each fiscal year, the Compensation Committee also establishes non-formulaic Company performance measures. The Compensation Committee strives to ensure that these non-formulaic performance measures used each year to evaluate NEO performance effectively align the performance of each individual NEO with the performance of the Company and the interests of shareholders. The fiscal 2026 non-formulaic Company performance measures used for determining the annual cash incentive for NEOs included, among other things, the following:

•Total distributions paid to shareholders;
•Preservation of net asset value;
•Capital raised;
•Portfolio growth;
•Portfolio non-accruals;
•Successful portfolio exits; and
•Operating leverage.

The Compensation Committee evaluated the overall outcome of these performance measures on a holistic basis in determining the annual cash incentive payout. In determining the cash incentive awards for the fiscal year ended March 31, 2026, the Compensation Committee considered the following: (1) declared $2.32 per share in regular cash dividends and $0.24 per share in supplemental cash dividends; (2) capital raised of approximately $502.0 million, consisting of (a) net proceeds of $344.2 million from the issuance of the 5.950% notes due 2030 (the Company's first index-eligible unsecured bond transaction), and (b) net proceeds of $157.8 million from the sale of shares pursuant to the Company's equity at-the-market program (the "ATM Program"); (3) $2.1 billion of investments at fair value, compared to $1.8 billion investments at fair value at the end of the prior year, an increase of 17.5%; and (4) LTM operating leverage, defined as total operating expenses, excluding interest expense, divided by annual average total assets, decreased to 1.4% compared to 1.7% in the prior year. Other factors considered by the Compensation Committee included: (1) maintaining an investment grade rating from each of Moody’s Investors Service, Inc. and Fitch Ratings, Inc.; (2) maintaining liquidity and capital flexibility and increasing such liquidity and capital flexibility when appropriate, to accomplish the Company’s business objectives and mitigate the potential impacts of current macroeconomic conditions and market volatility generally; and (3) efficient use of our ATM Program to issue common stock as needed while maintaining a conservative regulatory leverage ratio.
The Compensation Committee concluded that the performance of the Company and each individual NEO was at a consistently high level in fiscal 2026, resulting in excellent financial results. Based on the Board’s evaluation of fiscal 2026, Mr. Sarner was awarded an annual cash incentive of $1,113,697 (representing 148% of his target bonus), Mr. Rehberger was awarded an annual cash incentive of $649,657 (representing 148% of his target bonus) and Mr. Weinstein was awarded an annual cash incentive of $835,273 (representing 148% of his target bonus). The Compensation Committee believes the annual cash incentives earned by the NEOs are appropriate in relation to Capital Southwest’s financial performance for fiscal 2026. In an effort to maintain appropriate dividend growth and coverage, the Compensation Committee and management will continually assess the appropriate annual cash incentive levels paid to our NEOs.
    Long-Term Equity Compensation
The Board and its shareholders previously approved the Capital Southwest Corporation 2010 Restricted Stock Award Plan (the "2010 Employee Plan") and the 2021 Employee Plan. The 2010 Employee Plan previously allowed, and the 2021 Employee Plan allows, Capital Southwest to provide long-term stock-based compensation opportunities to certain key employees, including our NEOs. Capital Southwest utilizes long-term stock-based awards as a component of NEO compensation to: (1) align compensation with the creation of shareholder value; (2) create opportunities for increased stock ownership by executives; and (3) attain competitive levels of total compensation over the long-term.
2010 Restricted Stock Award Plan
The right to grant restricted stock awards under the 2010 Employee Plan terminated on July 18, 2021, ten years after the date that the 2010 Employee Plan was approved by the Company's shareholders pursuant to its terms. Pursuant to the 2010 Employee Plan, the Compensation Committee awarded shares of restricted stock to plan participants in such amounts and on such terms as the Compensation Committee determined in its sole discretion, provided that such awards were consistent with the conditions in the SEC’s exemptive order. Each restricted stock grant was for a fixed number of shares as set forth in an award agreement between the grantee and Capital Southwest. Award agreements described the applicable time vesting schedules and other appropriate terms and/or restrictions with respect to awards. Participants who have received restricted stock awards will receive dividends at the same time as our shareholders do and will have voting rights with respect to such shares. The restricted stock granted under the 2010 Employee Plan vest ratably over four years.

2021 Employee Restricted Stock Award Plan
In connection with the termination of the 2010 Employee Plan, the Board and shareholders approved the 2021 Employee Plan as part of the compensation package for its employees, the terms of which are, in all material respects, identical to the 2010 Employee Plan. On July 19, 2021, we received an exemptive order that supersedes the prior exemptive order relating to the 2010 Employee Plan (the “Order”) to permit the Company to (i) issue restricted stock as part of the compensation package for its employees in the 2021 Employee Plan, and (ii) withhold shares of the Company’s common stock or purchase shares of the Company’s common stock from the participants to satisfy tax withholding obligations relating to the vesting of restricted stock pursuant to the 2021 Employee Plan.
On an annual basis, the Compensation Committee considers employee performance and future potential when determining the amount of restricted stock awards to recommend for each NEO. In addition, the Compensation Committee considers each NEO’s total cash compensation in relation to the proposed stock award and the effect of dilution of net asset value per share and earnings per share prior to awarding the stock grants. On April 28, 2025, the Board, through the Compensation Committee, approved restricted stock awards for our NEOs. Mr. Sarner was awarded 80,000 shares of restricted stock. The aggregate grant date fair value of the award was $1,708,000. The Compensation Committee's determination to grant this award is based on Mr. Sarner’s leadership in the strategic direction of the Company, his role in managing the financial aspects of our Company, and his leadership in matters relating to our strategic initiatives, capital structure, investment committee and investor relations. Mr. Rehberger was awarded 45,000 shares of restricted stock. The aggregate grant date fair value of the award was $960,750. The Compensation Committee's determination to grant this award is based on Mr. Rehberger's role in managing the financial aspects of the Company, overseeing the valuation process of the Company, and his leadership in matters relating to our strategic initiatives and capital structure. Mr. Weinstein was awarded 65,000 shares of restricted stock. The aggregate grant date fair value of the award was $1,387,750. The Compensation Committee's determination to grant this award is based on Mr. Weinstein's role in originating, underwriting and managing our investment portfolio as well as his participation on the investment committee.
Other Benefits
Effective October 1, 2015, we established a qualified defined contribution plan (the “401(k) Plan”) intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan permits all full-time employees to defer a portion of their total annual compensation up to the maximum amount allowed under the Code. During the period from October 1, 2015 through December 31, 2025, we made contributions to the 401(k) Plan on behalf of employees up to 4.5% of the employee’s eligible compensation, all of which is fully vested immediately. Effective January 1, 2026, we made matching contributions of up to 5% of the Internal Revenue Service's annual maximum eligible compensation, all of which is fully vested immediately. Mr. Sarner, Mr. Rehberger and Mr. Weinstein were eligible to participate in the 401(k) Plan in fiscal 2026 on the same basis as all other employees of the Company.
Additionally, the NEOs participate in the same benefit plans and programs as the Company’s other employees, including comprehensive medical and dental insurance and vision care.
The Company provides no other material benefits, perquisites or retirement benefits to the NEOs.
Potential Payments upon Change in Control or Termination of Employment
Capital Southwest offers change-in-control benefits under its long-term incentive plans to motivate executives to focus on transactions that are likely in the best interests of Capital Southwest’s shareholders, even though such transactions may result in a loss of employment for the executives. Capital Southwest believes its programs are consistent with market practices and therefore also serve to attract and retain its executives. Restricted Stock awards granted under the 2021 Employee Plan that are outstanding at the time of a change of control will only vest upon such change in control if either (1) within two years following the change in control, the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2021 Employee Plan.

Compensation Recoupment Policy
On November 28, 2023, our Board adopted a Compensation Recoupment Policy that applies to awards of incentive-based compensation, if any, received on or after October 2, 2023 by executive officers of the Company. Pursuant to the Compensation Recoupment Policy, the Company will promptly recover from current or former executive officers (including our NEOs) erroneously awarded incentive-based compensation received by any such executive officer in the event that the Company is required to restate its financial statements due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. The term “incentive-based compensation” refers to any compensation that is granted, earned, or vested based wholly or in part upon the attainment of any measure that is determined and presented in accordance with the accounting principles used to prepare the Company’s financial statements, and any measures that are derived wholly or in part from such measures (including stock price and total shareholder return metrics. The Compensation Recoupment Policy will be interpreted and administered in a consistent with applicable laws and regulations and Nasdaq listing requirements. We believe our Compensation Recoupment Policy supports our compensation structure and further aligns the interests of our executive officers to the interests and concerns of our shareholders. Our Compensation Recoupment Policy is attached as an exhibit to our Annual Report. As of the date hereof, the Company does not have any incentive-based compensation for its employees, including its executive officers.

Stock Ownership and Holding Policy
On April 25, 2018, our Board adopted a Stock Ownership and Holding Policy that is applicable to all of our executive officers. The Stock Ownership and Holding Policy requires our CEO to own common stock equal to four times his annual base salary, our CFO to own common stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their base salary. Our executive officers are also required to hold 100% of all net shares (i.e. shares remaining after payment of taxes) of our common stock acquired pursuant to the vesting of restricted stock or the exercise of any stock options until the earlier of twelve months following vesting (or exercise for stock options) or their termination of employment. Our executive officers’ compliance with the Stock Ownership and Holding policy will be measured as of March 31 of each year. Our Compensation Committee has discretion under the Stock Ownership and Holding Policy to grant a waiver of these requirements upon request based on the personal circumstances of our executive officers. Currently, all of our NEOs are in compliance with the Stock Ownership and Holding Policy.
Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during the fiscal year ended March 31, 2026. Accordingly, there is no matter to report under Item 402(x) of Regulation S-K.
Compensation Policies and Practices as Related to Risk Management
Capital Southwest works to integrate sound risk management into its compensation programs. Capital Southwest implements a multi-faceted strategy to mitigate risk in compensation. Capital Southwest believes our focus on long-term stable compensation programs and our ability to retain long-term employees work to limit incentives to take unnecessary or imprudent risk-taking actions. Capital Southwest also provides stable fixed cash compensation to each of our executive officers to limit the financial exposure that our NEOs face as holders of significant equity in our enterprise.
During fiscal 2026, the Compensation Committee reviewed the elements of the Company's compensation programs to determine whether any portion of compensation encourages excessive risk-taking and concluded:
•compensation is allocated among base salary, cash bonus, and short-term and long-term compensation opportunities in such a way as to not encourage excessive risk-taking;
•executive goals are appropriately established across several key metrics and criteria in order to avoid an outcome where the failure to achieve any individual target would result in a large percentage loss of compensation; and
•multi-year vesting of restricted stock coupled with our executive stock ownership and holding policy and maximum annual incentive opportunity policy properly account for the time horizon of risks.
In addition, the Compensation Committee believes that the total compensation paid to the NEOs in fiscal 2026 was consistent with the overall objectives of the Company’s executive compensation program.

COMPENSATION COMMITTEE REPORT*
We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with Capital Southwest’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Jack D. Furst (Chair)
Christine S. Battist
David R. Brooks
Ramona L. Rogers-Windsor
William R. Thomas

The material contained in the foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table includes information concerning compensation received by our NEOs during fiscal years ended March 31, 2026, 2025 and 2024, as applicable:

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total
Michael S. Sarner,	2026	$500,000	$1,113,697	$1,708,000	$470,173	$3,791,870
President and Chief	2025	$500,000	$558,095	$1,965,000	$401,544	$3,424,639
Executive Officer(3)	2024	$425,000	$716,072	$1,190,170	$331,856	$2,663,098
Chris T. Rehberger,(4)	2026	$350,000	$649,857	$960,750	$210,457	$2,171,064
Chief Financial Officer,	2025	$300,000	$300,000	$655,000	$136,055	$1,391,055
Secretary and Treasurer
Joshua S. Weinstein,(5)	2026	$450,000	$835,273	$1,387,750	$387,744	$3,060,767
Chief Investment Officer	2025	$450,000	$534,375	$1,572,000	$334,958	$2,891,333
	2024	$400,000	$673,950	$1,020,149	$275,838	$2,369,937

(1)These amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts do not correspond to the actual value that will be recognized by our NEOs upon vesting of these grants. See Note 9 of the consolidated financial statements in the Annual Report regarding assumptions underlying valuation of equity awards.
(2)See “All Other Compensation” table below for information regarding amounts included in this column.
(3)Mr. Sarner served as Chief Financial Officer, Chief Compliance Officer and Secretary during fiscal year ended March 31, 2024.
(4)Mr. Rehberger did not serve as an executive officer of the Company during the fiscal year ended March 31, 2024. Mr. Rehberger became an executive officer of the Company in connection with his promotion from Executive Vice President of Finance and Treasurer to Chief Financial Officer, Treasurer and Secretary on February 17, 2025.
(5)Mr. Weinstein served as the Chief Investment Officer of the Company during the fiscal years ended March 31, 2026 and March 31, 2025 and served as a Senior Managing Director during the fiscal year ended March 31, 2024.

All Other Compensation

Name and Principal Position	Fiscal Year	401K Plan Employer Match Contributions	Dividends (1)	Total
Michael S. Sarner,	2026	$16,406	$453,767	$470,173
President and	2025	$16,366	$385,178	$401,544
Chief Executive Officer	2024	$14,367	$317,489	$331,856
Chris T. Rehberger	2026	$15,531	$194,926	$210,457
Chief Financial Officer,(2)	2025	$13,500	$122,555	$136,055
Secretary and Treasurer
Joshua S. Weinstein,(3)	2026	$16,326	$371,418	$387,744
Chief Investment Officer	2025	$16,091	$318,867	$334,958
	2024	$15,240	$260,598	$275,838
(1)These amounts reflect dividends received on unvested restricted shares held by the NEO.
(2)Mr. Rehberger did not serve as an executive officer of the Company during the fiscal year ended March 31, 2024. Mr. Rehberger became an executive officer of the Company in connection with his promotion from Executive Vice President of Finance and Treasurer to Chief Financial Officer, Treasurer and Secretary on February 17, 2025.
(3)Mr. Weinstein served as the Chief Investment Officer of the Company during the fiscal years ended March 31, 2026 and March 31, 2025, and served as a Senior Managing Director during the fiscal year ended March 31, 2024.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of a plan-based award to our NEOs in the fiscal year ended March 31, 2026.

Name	Grant Date	Stock Awards: Number of Shares of Stock (1)	Grant Date Fair Value of Stock Awards (2)
Michael S. Sarner	6/9/2025	80,000	$1,708,000
Chris T. Rehberger	6/9/2025	45,000	$960,750
Joshua S. Weinstein	6/9/2025	65,000	$1,387,750

(1)These restricted stock awards under the 2021 Employee Plan vest one-fourth each year beginning on the first anniversary of the grant date, subject to continued employment. Restricted stock awards entitle the holder to dividends and voting rights beginning on the grant date.
(2)The amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to the outstanding equity awards held by our NEOs as of March 31, 2026.

Name	Number of securities underlying unexercised Options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date	Number of shares of stock that have not vested(1)	Market value of shares of stock that have not vested(2)
Michael S. Sarner	—	—	—	—	—	177,211	$3,919,907
Chris T. Rehberger	—	—	—	—	—	76,125	$1,683,885
Joshua S. Weinstein	—	—	—	—	—	145,051	$3,208,528

(1)With respect to Mr. Sarner, 10,997 shares of restricted stock will vest on June 10, 2026, 14,982 shares of restricted stock will vest on each of June 9, 2026 and 2027, 18,750 shares of restricted stock will vest on each of June 10, 2026, 2027 and 2028, and 20,000 shares of restricted stock will vest on each of June 9, 2026, 2027, 2028 and 2029. With respect to Mr. Rehberger, 3,125 shares of restricted stock will vest on June 10, 2026, 4,625 shares of restricted stock will vest on each of June 9, 2026 and 2027, 6,250 shares of restricted stock will vest on each of June 10, 2026, 2027 and 2028, and 11,250 shares of restricted stock will vest on each of June 9, 2026, 2027, 2028 and 2029. With respect to Mr. Weinstein, 9,368 shares of restricted stock will vest on each of June 10, 2026, 12,842 shares of restricted stock will vest on each of June 9, 2026 and 2027, 15,000 shares of restricted stock will vest on each of June 10, 2026, 2027 and 2028, and 16,250 shares of restricted stock will vest on each of June 9, 2026, 2027, 2028, and 2029.
(2)The value of the non-vested restricted stock was computed by multiplying the number of non-vested shares of restricted stock by $22.12, the closing stock price on March 31, 2026, the last trading day of fiscal 2026.

Equity Awards Vested in Fiscal Year

The following table provides information regarding the vesting of restricted stock by each of our NEOs for the fiscal year ended March 31, 2026. There were no option awards held by any of our NEOs for the fiscal year ended March 31, 2026.

	Equity Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Michael S. Sarner	54,434	$1,157,821
Chris T. Rehberger	17,125	$364,278
Joshua S. Weinstein	45,487	$967,423

(1)The value realized equals the number of shares multiplied by the closing price on the day prior to the vesting date (not taking into account any withholding for the payment of taxes).

Potential Payments Upon Termination or Change in Control
The agreements governing our restricted stock awards and our long-term cash incentive awards to employees, including NEOs, provide upon certain transactions involving a change in control or upon a participant’s death or disability (each as defined in the award agreement or plan documents), that unvested shares of restricted stock will fully vest and the long-term cash incentive awards would be paid. The acceleration of unvested restricted stock would apply to Mr. Sarner, Mr. Rehberger and Mr. Weinstein.
The following table quantifies potential compensation that would have become payable to each of our NEOs if their employment had terminated on March 31, 2026, given the closing price of our common stock on that date. In addition, the table quantifies the compensation that would have become payable to each of our NEOs assuming that a change in control of Capital Southwest had occurred on March 31, 2026, and determining any amounts that would be payable under all compensation agreements in effect as of that date. In the event of the consummation of a change in control in the Company, all outstanding awards granted under the 2021 Employee Plan will vest only where either (1) within two years following the change in control, the participant’s employment or service is involuntarily terminated for reasons other than for cause (as defined in the 2021 Employee Plan) or the participant terminates his or her employment or service for good reason (as defined in the 2021 Employee Plan) or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2021 Employee Plan, as applicable (hereinafter referred to as “Double-Trigger Vesting”).

	Cash Payments	Acceleration of Equity Awards	Total
Michael S. Sarner
Termination for Cause	$—	$—	$—
Termination without Cause	—	—	—
Change in Control	—	—	—
Double-Trigger Vesting	—	3,919,907	3,919,907
Death or Disability	—	3,919,907	3,919,907
Chris T. Rehberger
Termination for Cause	—	—	—
Termination without Cause	—	—	—
Change in Control	—	—	—
Double-Trigger Vesting	—	1,683,885	1,683,885
Death or Disability	—	1,683,885	1,683,885
Joshua S. Weinstein
Termination for Cause	—	—	—
Termination without Cause	—	—	—
Change in Control	—	—	—
Double-Trigger Vesting	—	3,208,528	3,208,528
Death or Disability	—	3,208,528	3,208,528

Pay Ratio Disclosure
We are providing the following information about the relationship of the median of the annual total compensation of all of our employees (other than Mr. Sarner, our President and CEO) and the annual total compensation of Mr. Sarner. As of March 31, 2026, we determined that the median of the annual total compensation of all of our employees, other than our President and CEO, was $255,447 and the annual total compensation of Mr. Sarner, our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $3,791,870. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees in fiscal 2026 was 14.8 to 1.
The pay ratio provided is a reasonable estimate as of March 31, 2026 calculated in a manner consistent with Item 402(u) of Regulation S-K. The data used to calculate the pay ratio are specific to the Company and its employee population.  As a result, our pay ratio may not be comparable to the pay ratios of other companies. We had 35 employees (excluding Mr. Sarner) as of March 31, 2026, all of whom were located in our Dallas, Texas office. To identify the median employee from our employee population, we compared the salary, bonus, restricted stock awards, 401(k) Plan employer match and dividends. Upon identifying our median employee, we combined all of the elements of such employee’s compensation for fiscal 2026 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual compensation for the median employee of $255,447.  The Company annualized the salary and bonus component of total compensation for employees that were employed by the Company for less than the full fiscal year. We used the annual total compensation of our CEO as reported in the “Total” column of our Summary Compensation Table in this Proxy Statement.

Pay versus Performance
In accordance with the final rule adopted by the SEC in August 2022 implementing Section 953(a) of the Dodd-Frank Act, we are providing the following table that sets forth certain compensation measures for certain of our NEOs alongside certain performance metrics for the Company and certain of its industry peers:

										Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for CEO(1)	Summary Compensation Table Total for Former CEO(1)	Compensation Actually Paid to CEO(2)	Compensation Actually Paid to Former CEO(2)	Average SCT Total for Non-CEO NEOs(3)	Average SCT Total for Non-CEO NEOs(4)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)	Average Compensation Actually Paid to Non-CEO NEOs(2)(4)	Total Shareholder Return(5)	S&P BDC Index Total Shareholder Return	Net Investment Income ($ in thousands)	Dividend Yield on NAV per Share(6)
2026	$3,791,870	$—	$3,787,769	$—	$2,615,916	$—	$2,620,510	$—	$155.63	$78.76	$135,467	15.3%
2025	3,424,639	4,464,475	2,989,288	4,540,908	2,141,194	3,157,986	1,890,602	2,759,957	299.30	179.56	118,182	15.1
2024	—	3,809,514	—	4,987,139	—	2,516,518	—	3,307,026	300.18	180.56	110,005	15.1
2023	—	3,479,216	—	2,679,245	—	2,241,018	—	1,685,817	215.67	157.73	68,711	13.5
2022	—	3,164,276	—	3,352,122	—	2,329,343	—	2,435,312	247.81	191.41	42,687	15.7
(1)For 2025, CEO refers to Michael S. Sarner and former CEO refers to Bowen S. Diehl. On February 17, 2025, Mr. Sarner, a non-CEO NEO, succeeded Mr. Diehl as the CEO. Mr. Diehl served as CEO in 2024, 2023, and 2022.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our CEO or Other NEOs. These amounts reflect the Summary Compensation Table Total (SCT) with certain adjustments as set forth in the following reconciliation table:

Name	Fiscal Year	SCT Total	SCT Stock Awards	Fair Value of Stock Awards Granted in the Covered Year	Change in Fair Value of Unvested Stock Awards from Prior Years	Fair Value of Stock Awards Granted and Vested in the Covered Year	Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	Fair Value of Stock Awards Forfeited	Compensation Actually Paid
CEO(1)	2026	$3,791,870	$(1,708,000)	$1,769,600	$(19,442)	$—	$(46,259)	$—	$3,787,769
	2025	3,424,639	(1,965,000)	1,674,000	(202,343)	—	57,992	—	2,989,288
Former CEO(1)	2025	4,464,475	—	—	—	—	76,433	—	4,540,908
	2024	3,809,514	(1,700,254)	2,136,876	624,947	—	116,056	—	4,987,139
	2023	3,479,216	(1,347,186)	1,127,199	(435,486)	—	(144,498)	—	2,679,245
	2022	3,164,276	(1,260,437)	1,083,702	116,138	—	248,443	—	3,352,122
NEO Average to CEO(3)	2026	2,615,916	(1,174,250)	1,216,600	(11,118)	—	(26,638)	—	2,620,510
	2025	2,141,194	(1,113,500)	948,600	(117,200)	—	31,508	—	1,890,602
NEO Average to Former CEO(4)	2025	3,157,986	(1,768,500)	1,506,600	(187,682)	—	51,553	—	2,759,957
	2024	2,516,518	(1,105,160)	1,388,962	427,257	—	79,449	—	3,307,026
	2023	2,241,018	(865,544)	724,206	(313,790)	—	(100,073)	—	1,685,817
	2022	2,329,343	(992,593)	853,414	77,290	—	167,858	—	2,435,312
(3)For 2026 and during the period in 2025 in which Michael S. Sarner was CEO, the Non-CEO NEOs were Chris T. Rehberger and Joshua S. Weinstein.

(4)During the period in 2025 in which Bowen S. Diehl was CEO, the Non-CEO NEOs were Michael S. Sarner and Joshua S. Weinstein. The Non-CEO NEOs for 2024, 2023 and 2022 were Michael S. Sarner and Joshua S. Weinstein.
(5)Total Shareholder Return represents the value of a hypothetical $100 investment beginning at market close on the last trading day of fiscal year ended March 31, 2021, assuming reinvestment of all dividends.
(6)Dividend yield on NAV per share is calculated by dividing total dividends paid by beginning NAV per share.
The graph below reflects the relationship between "Compensation Actually Paid to CEO" to "Average Compensation Actually Paid to Non-CEO NEOs" and total shareholder return for the Company and S&P BDC Index Total Shareholder Return. For purposes of the graph below, the "Compensation Actually Paid to CEO" for 2025 reflects the compensation actually paid to Mr. Diehl as CEO for the period from April 1, 2024 through February 17, 2025 and the compensation actually paid to Mr. Sarner as CEO for the period from February 17, 2025 (when he succeeded Mr. Diehl as CEO) through March 31, 2025.

Compensation Actually Paid
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Total Shareholder Return
$350
$300
$250
$200
$150
$100
$50
$-
2022
2023
2024
2025
2026
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO
Total Shareholder Return
S&P BDC Index Total Shareholder Return

The graph below reflects the relationship between "Compensation Actually Paid to CEO" to "Average Compensation Actually Paid to Non-CEO NEOs" and net investment income. For purposes of the graph below, the "Compensation Actually Paid to CEO" for 2025 reflects the compensation actually paid to Mr. Diehl as CEO for the period from April 1, 2024 through February 17, 2025 and the compensation actually paid to Mr. Sarner as CEO for the period from February 17, 2025 (when he succeeded Mr. Diehl as CEO) through March 31, 2025.
The graph below reflects the relationship between "Compensation Actually Paid to CEO" to "Average Compensation Actually Paid to Non-CEO NEOs" and dividend yield on NAV per share. For purposes of the graph below, the "Compensation Actually Paid to CEO" for 2025 reflects the compensation actually paid to Mr. Diehl as CEO for the period from April 1, 2024 through February 17, 2025 and the compensation actually paid to Mr. Sarner as CEO for the period from February 17, 2025 (when he succeeded Mr. Diehl as CEO) through March 31, 2025.

As described above, restrictions imposed by the 1940 Act restrict the Compensation Committee’s ability to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation. However, the Compensation Committee considers several financial performance metrics, along with other factors including operational goals and individual performance criteria, in determining the appropriate compensation for NEOs. Subject to the foregoing restrictions imposed by the 1940 Act, in the Company’s assessment, the following list of performance measures represent the most important performance measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company performance:

•total distributions paid to shareholders;
•distributable net investment income;
•portfolio growth (based upon the fair value of investments);
•portfolio non-accruals; and
•operating leverage.
Other key metrics considered by the Compensation Committee when determining the appropriate compensation for NEOs include net origination activities, maintenance of liquidity and capital flexibility and individual contributions to corporate objectives.

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

This non-binding advisory vote enables our shareholders to indicate their preference as to how frequently we should seek an advisory “Say on Pay” vote on the compensation philosophy, policies and procedures and the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, such as the advisory vote on executive compensation (Proposal 2) included in this proxy statement. By voting on this proposal, shareholders may indicate whether they prefer that we conduct the advisory “Say on Pay” vote every year, every two years or every three years.

Shareholders also may, if they wish, abstain from casting a vote on this proposal. After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs once every year (an annual vote) is the most appropriate option for the Company, and therefore the Board recommends that shareholders support a frequency period of every year for the advisory vote on executive compensation.

Setting a one-year period for holding this shareholder advisory vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy, policies and practices. This vote is advisory and not binding on the Company, the Board or the Compensation Committee in any way. The Board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.

Required Vote
The period receiving the greatest number of votes as set forth in this proposal will be deemed the preferred frequency for the advisory vote on executive compensation that has been selected by our shareholders on an advisory basis. Abstentions and “broker non-votes” will not be included in determining the number of votes cast and, as a result, do not affect the outcome.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the following resolution:
advisory resolution:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be deemed the preferred frequency selected by shareholders on an advisory basis with which Capital Southwest Corporation is to hold a shareholder “Say on Pay” advisory vote to approve the compensation philosophy, policies and procedures and the compensation paid to our named executive officers pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

THE BOARD RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE ADVISORY “SAY ON PAY” VOTES ON EXECUTIVE COMPENSATION.

If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted for the frequency of "one year" for future advisory votes on executive compensation in accordance with the recommendation of the Board.

PROPOSAL FOUR: APPROVAL OF THE CHARTER AMENDMENT

The number of authorized shares of common stock under the Charter is currently 75,000,000. On May 13, 2026, the Board unanimously approved an amendment to the Charter to increase the number of authorized shares of common stock from 75,000,000 to 135,000,000 shares, determined that the Charter Amendment is in the best interests of our shareholders, and directed that the Charter Amendment be submitted to the shareholders for approval at the Annual Meeting.
Purposes and Effects of Increasing the Number of Authorized Shares

The Charter currently authorizes the issuance of up to 75,000,000 shares of common stock. As of the Record Date, there were [ ] shares of the Company's common stock issued and outstanding. The Board believes that it is desirable to have additional authorized shares of common stock available for possible future issuances to pursue attractive investment opportunities and improve capital resources to enable the Company to compete more effectively for high quality investment opportunities. As of the date of this Proxy Statement, the Company has no agreements, commitments or plans with respect to the sale or issuance of any of the additional shares of common stock as to which authorization is sought.

If approved, this proposal would allow the Board to issue additional shares of common stock without further shareholder approval, unless required by applicable law or stock exchange rules. We are not seeking shareholder approval to issue common stock at a price below net asset value per share at the Annual Meeting. Although the Company has no specific plans at this time for use of the additional shares of common stock, having additional authorized shares of common stock available for issuance in the future would give the Company greater flexibility and would allow such shares to be issued without the expense and delay of a special shareholders’ meeting or waiting until the next annual meeting of shareholders. If the Company were unable to access the capital markets by issuing additional shares when attractive opportunities arise, the Company’s ability to grow the balance sheet over time could be adversely affected.

If the Company issues additional shares of common stock, or other securities convertible into common stock in the future, it could dilute the voting rights of existing holders of common stock and could also dilute earnings per share of existing common shareholders.

The additional common stock to be authorized will have rights identical to the currently outstanding common stock of the Company. This proposal will not affect the par value of the Company’s common stock, which will remain at $0.25 per share. Under the Charter, shareholders do not have preemptive rights to subscribe for additional securities which may be issued by the Company.

Certificate of Amendment

If approved, this amendment to the Charter would become effective upon the filing of a certificate of amendment to the Charter with the Secretary of State of Texas, a form of which is attached as Appendix A, which the Company intends to file promptly after the Annual Meeting. In such event, the Charter would be amended to reflect the increase in the number of authorized shares of common stock.

Vote Required

The affirmative vote of the holders of at least two-thirds of outstanding shares as of the Record Date is required for the approval of this proposal. Because the vote on the proposal is based on the total number of shares outstanding, abstentions will have the same effect as voting “against” the proposal. Because brokers will have discretionary authority to vote for this proposal in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT.

If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the Charter Amendment.

PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
The Audit Committee and the Board has appointed RSM US LLP to serve as the independent registered accounting firm for the Company for the fiscal year ending March 31, 2027.
SEC regulations and the Nasdaq Stock Market Rules require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider the appointment.
RSM US LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. A representative of RSM US LLP will be present at the Annual Meeting and will have the opportunity to make a statement and is expected to be available to respond to appropriate questions you may have.
Vote Required
The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2027. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2027.
    If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the ratification of the appointment of RSM US LLP as our independent registered accounting firm for the fiscal year ending March 31, 2027 in accordance with the recommendation of the Board.

Audit and Other Fees Paid to our Independent Registered Public Accounting Firm
The following table sets forth fees for services rendered by RSM US LLP for the fiscal years ended March 31, 2026 and 2025 as of the date of this Proxy Statement.

Service	2026	2025
Audit Fees (1)	$949,200	$893,550
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$949,200	$893,550

(1)Audit fees include fees billed for the audit of our financial statements included in the Annual Report, the review of financial statements included in our Quarterly Reports on Form 10-Q, and for services that are provided by RSM US LLP in connection with statutory regulatory filings or engagement (including fees for comfort letters).
(2)Audit related fees would include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent accountant, such as attest services that are not required by statute or regulation.
(3)Tax fees would include professional services rendered for corporate and subsidiary tax compliance and consulting.
(4)Fees for other services would include fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT*
As of the date of this report, the Audit Committee is currently composed of five members of the Board. Each member is an independent director as required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and Nasdaq Stock Market Rules. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. The Audit Committee's charter is available on Capital Southwest’s website at https://www.capitalsouthwest.com/investor-relations/corporate-governance.

The Audit Committee oversees Capital Southwest’s financial reporting process and system of internal controls over financial reporting on behalf of the Board. Management is responsible for preparing Capital Southwest’s financial statements and Capital Southwest’s reporting process, including Capital Southwest’s system of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the valuation of securities and other significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or U.S. generally accepted accounting principles (“GAAP”). The Audit Committee relies, without independent verification, on the information provided to them and on the representations made by management and Capital Southwest’s independent registered public accounting firm.
Audit Firm Selection/Ratification
The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s registered independent auditors.

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. RSM US LLP has been the Company’s independent registered public accounting firm since June 2017.

When conducting its latest review of RSM US LLP, the Audit Committee actively engaged with RSM US LLP’s engagement partners and considered, among other factors:

•the professional qualifications of RSM US LLP and that of the lead audit partner and other key engagement members relative to the current and ongoing needs of the Company;
•RSM US LLP’s historical and recent performance on the Company’s audits, including the extent and quality of RSM US LLP’s communications with the Audit Committee related thereto;
•management’s assessment of RSM US LLP’s performance;
•the appropriateness of RSM US LLP’s fees relative to both efficiency and audit quality;
•RSM US LLP’s independence policies and processes for maintaining its independence;
•reports of the Public Company Accounting Oversight Board (United States) (“PCAOB”) on RSM US LLP;
•RSM US LLP’s tenure as the Company’s independent registered public accounting firm and its related depth of understanding of the Company’s businesses, operations and systems and the Company’s accounting policies and practices;
•RSM US LLP’s demonstrated professional integrity and objectivity; and
•the relative benefits, challenges, overall advisability and potential impact of selecting a different independent registered public accounting firm.

As a result of this evaluation, the Audit Committee approved the appointment of RSM US LLP for the fiscal year ending March 31, 2027.

Pre-Approval Policy

The Audit Committee has determined that the provision of non-audit services by RSM US LLP was compatible with maintaining RSM US LLP’s independence. At its regularly scheduled and special meetings, the Audit Committee considers and pre-approves all audit, audit related and non-audit services to be performed by our independent accountants in accordance with its pre-approval policy. In accordance with the Audit Committee’s charter, the Audit Committee approves in advance all audit, audit related and tax services to be provided by our independent registered public accounting firm. During fiscal 2026, 100% of services were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm, RSM US LLP, was responsible for performing an independent audit of Capital Southwest’s consolidated financial statements for the fiscal year ended March 31, 2026 in accordance with the standards of the PCAOB and for expressing an opinion on the conformity of those audited financial statements with GAAP. The Audit Committee reviewed with RSM US LLP its judgment as to the quality, not just the acceptability, of Capital Southwest’s accounting principles, the reasonableness of the valuation of securities and other significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee by Statements on Auditing Standards No. 1301, as adopted by the PCAOB in Rule 3200T and by Rule 2‑07 under Regulation S-X under the 1934 Act, Communications with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning RSM US LLP’s independence, and has discussed with RSM US LLP the independent accountant’s independence.
The Audit Committee discussed with RSM US LLP the overall scope and plans for their audit and also met with them, with and without management present, to discuss the results of their audit, their evaluation of Capital Southwest’s system of internal controls over financial reporting and the overall quality of Capital Southwest’s financial reporting.
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2026 with management and RSM US LLP and also discussed with management and RSM US LLP the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany our periodic filings with the SEC.
Conclusion
Based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, all of the Audit Committee members, whose names are listed below, recommended to the Board that the Board approve the inclusion of the audited consolidated financial statements for the fiscal year ended March 31, 2026 in the Annual Report on Form 10‑K.

Audit Committee
Christine S. Battist (Chair)
David R. Brooks
Jack D. Furst
Ramona L. Rogers-Windsor
William R. Thomas

*    The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL SIX: ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE

The Annual Meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary or appropriate, to obtain additional proxies if there are not sufficient votes to approve the Charter Amendment. The Board seeks your approval to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Charter Amendment.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our shares as of the Record Date present or represented at the Annual Meeting is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for this proposal in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker may vote your shares for this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE THE CHARTER AMENDMENT.

If you validly sign and return a proxy card but give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the approval any adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Charter Amendment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have written procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors and employees and any person controlling or under common control with us, subject to limited exceptions.
In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with CSWC, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. The Audit Committee is responsible for approving related party transactions exceeding $50,000 in aggregate value.
In addition, our Code of Conduct and our Code of Ethics, which are applicable to all of our employees, officers and directors, require that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Conduct and our Code of Ethics are available at www.capitalsouthwest.com/governance.
PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice, which is required by state and federal law, explains the privacy policies of Capital Southwest and its affiliated companies. This notice supersedes any other privacy notice you may have received from Capital Southwest, and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain physical, electronic, and procedural safeguards that comply with federal and state standards. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about Capital Southwest, and send you proxy statements or other information required by law.

We will periodically review the way that third-party service providers handle information and ensure that it is in compliance with our standards of security and confidentiality. We do not share your information with any non-affiliated third party except as described below.

•The People and Companies that Make Up Capital Southwest. It is our policy that only authorized employees who need to know your personal information will have access to it. Capital Southwest personnel who violate our privacy policy are subject to disciplinary action.

•Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

OTHER MATTERS
As of the mailing date of this Proxy Statement, the Board knows of no other matters to be presented at the Annual Meeting. Should any of the matters requiring a vote of the shareholders arise at the Annual Meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.
Shareholder Proposals for 2027 Annual Meeting
Any shareholder proposal for the 2027 Annual Meeting of Shareholders must be sent to our corporate secretary at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Secretary. The deadline for receipt of a proposal to be considered for inclusion in the proxy statement for the 2027 Annual Meeting of Shareholders is 5 p.m., Central Time, on [ ], 2027. Our NCG Committee will review all shareholder proposals and makes recommendations to the Board for action on such proposals. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2027 Annual Meeting of Shareholders.

Our bylaws require that any shareholder wishing to nominate a candidate for director or to propose other business at the 2027 Annual Meeting of Shareholders (other than proposals submitted pursuant to Rule 14a-8 under the 1934 Act) must give us written notice between [ ], 2027 and [ ], 2027, unless the 2027 Annual Meeting of Shareholders is called for a date that is not within 30 days before or after the anniversary of the Annual Meeting, in which case notice must be received in compliance with our bylaws. The notice must comply with the requirements of our bylaws and any applicable law. Any such business should be addressed to our corporate secretary at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Secretary. Any proposal or nomination that is not timely received by our Secretary or otherwise does not meet the requirements set forth in our bylaws or applicable SEC rules may not be considered at the next annual meeting.

Reduce Duplicate Mailings
We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions, we or your broker may discontinue mailings of multiple copies.
Once you have received notice from the account holder or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of the Notice of Internet Availability of Proxy Materials and you wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares in your name. You can notify us by sending a written request to Capital Southwest Corporation, 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, Attention: Secretary, or by contacting us at (214) 238‑5700, and we will promptly deliver materials as requested.

CSWC

CAPITAL SOUTHWEST

CAPITAL SOUTHWEST CORPORATION
ATTN: ALLY BENSON
8333 DOUGLAS AVE, SUITE 1100
DALLAS, TX 75225

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Annual Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 21, 2026 for shares held directly in a brokerage account or bank, and by 11:59 p.m. Eastern Time on July 19, 2026 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting - Go to **www.virtualshareholdermeeting.com/CSWC2026**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 21, 2026 for shares held directly in a brokerage account or bank, and by 11:59 p.m. Eastern Time on July 19, 2026 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00271-P53846

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL SOUTHWEST CORPORATION

The Board of Directors recommends you vote "FOR" Proposals 1, 2, 4, 5 and 6 and "1 YEAR" for Proposal 3.

	For All	Withhold All	For All Except
1. To elect six directors to serve until the 2027 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christine S. Battist
02) David R. Brooks
03) Jack D. Furst
04) Ramona Rogers-Windsor
05) Michael S. Sarner
06) William R. Thomas

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of Capital Southwest Corporation's named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

T00272-P53846

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

CAPITAL SOUTHWEST CORPORATION
Annual Meeting of Shareholders
July 22, 2026 9:00 AM, CDT
This proxy is solicited on behalf of the Board of Directors

The shareholders hereby appoint Michael S. Sarner and Amy Baker, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Capital Southwest Corporation (the "Company"), that the shareholders are entitled to cast at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on July 22, 2026, virtually, and any adjournment or postponement thereof (the "Annual Meeting"). The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement, and the Company's Annual Report for the fiscal year ended March 31, 2026, and revokes any proxy heretofore given with respect to the Annual Meeting.

This proxy is revocable and will be voted as directed by the undersigned on the reverse side. This proxy card, when properly executed, will be voted in the manner directed herein. If you validly sign and return this proxy card but give no instructions, the shares covered on this proxy card will be voted "FOR" each of Proposals 1, 2, 4, 5, and 6 and "1 YEAR" for Proposal 3 in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CAPITAL SOUTHWEST CORPORATION

Pursuant to the provisions of Section 3.053, Section 21.052 and Sections 21.054-21.055 of the Texas Business Organizations Code (the “TBOC”), Capital Southwest Corporation, a for-profit corporation existing under the TBOC (the “Corporation”), hereby adopts the following Certificate of Amendment to its Articles of Incorporation.

Article I

The name of the Corporation is Capital Southwest Corporation. The Corporation is a for-profit corporation. The file number issued to the Corporation by the Secretary of State is 17385700. The date of formation of the Corporation is April 19, 1961.

Article II

ARTICLE FOUR of the Corporation’s Articles of Incorporation is amended and restated, in its entirety, as follows:

ARTICLE FOUR

The total number of shares of all classes of stock that the corporation shall have the authority to issue is One Hundred Thirty-Five Million (135,000,000) shares of common stock, par value $0.25 per share.

No shareholder shall be entitled, as a matter of right, to purchase or subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, including, but not limited to, treasury stock, or any notes, debentures or bonds, or other securities, convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized. Any such securities or additional shares of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion shall be deemed advisable.

Each share of common stock, issued and outstanding, shall be entitled to one vote.

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

Article III

This certificate of amendment to the Articles of Incorporation has been approved in the manner required by the TBOC and by the governing documents of the Corporation.

IN WITNESS WHEREOF, the Corporation has, subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument, caused this Certificate of Amendment to the Articles of Incorporation to be signed by a duly authorized officer as of this _____ day of _______, 2026.

CAPITAL SOUTHWEST CORPORATION

By: ________________________
Name: Michael S. Sarner
Title: President and Chief Executive Officer